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                                                                     Exhibit 5.1


                              FIFTH THIRD BANCORP
                              Fifth Third Center
                            Cincinnati, Ohio 45263

                               November 7, 2001

Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

     RE: Issuance of 591,650 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission

Gentlemen:

     I have acted as counsel to Fifth Third Bancorp, an Ohio corporation ("Company"), in connection with the issuance of 591,650 shares of the Company's common stock, no par value ("Common Stock") pursuant to stock options of USB, Inc. ("USB") assumed by the Company in connection with the Agreement and Conditional Plan of Merger ("Merger Agreement") dated as of February 21, 2001, as amended, by and among Fifth Third Financial Corporation, an Ohio corporation and wholly-owned subsidiary of Company, FTFC, Inc. a Delaware corporation and wholly-owned subsidiary of Fifth Third Financial Corporation ("FTFC") and USB. On October 31, 2001 FTFC merged into USB and the Company assumed these options.

     As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, I express the opinion that the 591,650 shares of Common Stock registered for issuance pursuant to the Registration Statement are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                        Very truly yours,

                                        FIFTH THIRD BANCORP



                                        By  /s/ PAUL L. REYNOLDS
                                            --------------------------------
                                            Paul L. Reynolds, Counsel